SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      August 4, 2004

BLACKBAUD, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50600	11-2617163

(Commission file Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina 29492

(Address of principal executive offices)                     (Zip Code)

Registrant’s telephone number, including area code      (843) 612-6200

Item 5. Other Events and Regulation FD Disclosure

On August 4, 2004, Blackbaud, Inc. (the “Company”) issued a press release announcing that the underwriters of the Company’s initial public offering exercised their over-allotment option to purchase an additional 1,214,817 shares at $8.00 per share. A copy of this press release is attached.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit No.	Description

99.1	Press release dated August 4, 2004 announcing that the underwriters of the Company’s initial public offering exercised their over-allotment option to purchase an additional 1,214,817 shares at $8.00 per share.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date: August 4, 2004	By:	/s/ Timothy V. Williams

Timothy V. Williams, Vice President and
Chief Financial Officer